UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2007
Atlas Pipeline Partners, L.P.
(Exact name of registrant as specified in its chapter)

Delaware	1-14998	23-3011077

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Rouser Road, Moon Township, Pennsylvania (Address of principal executive offices)	15108 (Zip Code)
Registrant’s telephone number, including area code: (412) 262-2830
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.03. Material Modification to Rights of Security Holders.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Amended and Restated Certificate of Designation
Purchase Agreement
Registration Rights Agreement

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.03. Material Modification to Rights of Security Holders.
     Atlas Pipeline Partners L.P. (the “Partnership”) and the holder of all of its outstanding preferred units, Sunlight Capital Partners, LLC (“Sunlight Capital”), agreed to amend the terms of the preferred units effective as of April 18, 2007. The preferred units were originally entitled to receive dividends of 6.5% per annum commencing on March 13, 2007 and to be convertible, at Sunlight Capital’s option, into common units commencing on the date immediately following the first record date for common unit distributions after March 13, 2007 at a conversion price equal to the lesser of $41.00 or 95% of the market price of the Partnership’s common units as of the date of the notice of conversion.
     The terms of the preferred units were amended as follows:
•	the right to convert the preferred units will be postponed until the first record date for common unit distributions after March 13, 2008;

•	the date for the commencement of dividends on the preferred units will be postponed until March 13, 2008;

•	the conversion price for the preferred units will now be equal to the lesser of $43.00 or 95% of the market price of the Partnership’s common units; and

•	the redemption prices that apply if the Partnership calls the preferred units were increased to $51.17 if the Partnership makes the call before the first record date for common unit distributions after March 13, 2007, and $53.82 thereafter.
     In consideration of Sunlight Capital’s consent to the amendment of the preferred units, the Partnership issued to Sunlight Capital $8,524,000 of its 8.125% senior unsecured notes due 2015 (the “Notes”). The Partnership has agreed pursuant to the Registration Rights Agreement to file, within 30 days, an exchange offer registration statement to exchange the Notes for publicly tradable Notes, to cause the registration statement to be declared effective by the SEC within 90 days or, if the SEC elects to review the registration statement, 120 days and to complete the exchange offer within 120 days or, if the SEC elects to review the registration statement, 150 days. If the Partnership fails to meet these deadlines, the Notes will accrue additional interest of 1% per annum for each 90-day period the Partnership is in default, up to a maximum amount of 3% per annum.
Item 9.01. Financial Statements and Exhibits.
99.1	Amended and Restated Certificate of Designation

99.2	Purchase Agreement

99.3	Registration Rights Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ATLAS PIPELINE PARTNERS, L.P.

	By:	Atlas Pipeline Partners GP, LLC its General Partner

Dated: April 19, 2007	/s/ Matthew A. Jones
	By:	Matthew A. Jones
	Title:	Chief Financial Officer